Exhibit 99.9


                  FIRST AMENDMENT TO INDEMNIFICATION AGREEMENT


     THIS AMENDMENT is made as of August 15, 1997 by and among (i) AMC ENTERTAINMENT, INC., a Delaware corporation ("AMCE"), (ii) STANLEY H. DURWOOD, individually ("SHD"), as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended (the "1992 Trust"), and as Trustee of the trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989, as amended (the "1989 Trust"), CAROL D. JOURNAGAN, EDWARD D. DURWOOD,
ELISSA D. GRODIN, BRIAN H. DURWOOD, PETER J. DURWOOD, THOMAS A. DURWOOD, ("TAD"), and THE THOMAS A. AND BARBARA F. DURWOOD FAMILY INVESTMENT PARTNERSHIP, a California limited partnership ("TBD Partnership") (all persons and entities listed in this clause (ii) are referred to herein as the "Durwood Parties"), and
(iii) DELTA PROPERTIES, INC., a Missouri corporation ("Delta").

     WHEREAS, the parties hereto (other than TBD Partnership) heretofore entered into a certain Indemnification Agreement dated as of March 31, 1997 ("Indemnification Agreement"), in connection with a certain Agreement and Plan of Merger and Reorganization dated as of March 31, 1997 (the "Merger Agreement") between AMCE and Durwood Inc., a Missouri corporation ("DI"), pursuant to which DI will be mergered with and into AMCE;

     WHEREAS, the parties hereto and DI heretofore entered into a certain Partnership Interest Assignment and Assumption Agreement dated as of August 14, 1997 (the "Assignment and Assumption"), pursuant to which TAD assigned to TBD
Partnership, inter alia, an undivided portion of TAD's rights, title and interests in, to and under the Indemnification Agreement, and TBD Partnership assumed and agreed perform and observe, to the extent applicable to the interests transferred, all of the terms, covenants and conditions on the part of TAD to be performed or observed under the Indemnification Agreement (other than the provisions of Section 4(c) thereof), upon the terms and conditions contained therein;

     WHEREAS, the parties desire to amend the Indemnification Agreement in the manner hereinafter provided in order to implement the terms of the Assignment and Assumption;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree and covenant as follows:

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     1. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Indemnification Agreement.

     2. The parties hereto agree that TBD Partnership shall be, and hereby is, added as a party to the Indemnification Agreement as one of the Durwood Parties.

     3. TBD Partnership shall, and hereby does, assume and agree to be bound by and perform and observe, to the extent applicable directly or indirectly to the interest transferred pursuant to the Assignment and Assumption, all of the terms, covenants, conditions and obligations on the part of TAD to be performed or observed under the Indemnification Agreement (other than Section 4(c) thereof).

     4. Notwithstanding anything contained or implied herein or in the Assignment and Assumption to the contrary, TBD Partnership will not participate in any vote or determination to be made by the Durwood Parties under the Indemnification Agreement. All agreements and obligations of TAD and TBD Partnership made or arising under the Indemnification Agreement (other than Section 4(c) thereof) shall be deemed to be joint and several agreements and obligations of each TAD and TBD Partnership.

     5. Except as expressly modified by this Amendment, the Indemnification Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects by the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

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                                     AMC ENTERTAINMENT, INC.



                                     By /s/Peter C. Brown
                                       -------------------
                                       Peter C. Brown
                                       President




                                        /s/Stanley H. Durwood
                                        ----------------------
                                        Stanley H. Durwood


                                       /s/Carol D. Journagan
                                       -------------------------
                                       Carol D. Journagan


                                       /s/Edward D. Durwood
                                       -------------------------
                                       Edward D. Durwood


                                       /s/Thomas A. Durwood
                                       ------------------------
                                       Thomas A. Durwood


                                      /s/Elissa D. Grodin
                                      ------------------------
                                      Elissa D. Grodin


                                      /s/Brian H. Durwood
                                      ------------------------
                                      Brian H. Durwood


                                        /s/Peter J. Durwood
                                        -----------------------
                                        Peter J. Durwood

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